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                                                                    Exhibit 10.8

                               Agreement Between
                        ______________and______________

It is hereby mutually agreed between Messrs ______________ and Messrs _____________ that ________________ will act as the exclusive broker for ships managed by __________________ Ltd. for a period of five years commencing on the date of this agreement. Thereafter it shall continue until terminated by either party giving to the other notice in writing, in which event the Agreement shall terminate upon the expiration of a period of three months from the date upon which such notice was given. In accordance with industry levels the commission charged by _____________ is hereby agreed as follows:

1. 1.25% for all chartering contracts,

2. 1% for all pool entry participation contracts,

3. 1% for all Sale and Purchase transactions